EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning or Eileen Algaze Corporate Communications Department 949-585-5555 or 949-585-5971 blanning@broadcom.com ealgaze@broadcom.com	Investor Relations Contact Nick Kormeluk Director, Investor Relations 949-585-6932 nickk@broadcom.com

Broadcom Reports Second Quarter 2001 Results

IRVINE, Calif. — July 18, 2001 —Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today reported financial results for the second fiscal quarter ended June 30, 2001.

Net revenue for the second quarter of 2001 was $210.9 million, a decrease of 14% from the $245.2 million reported in the second quarter of 2000. Pro forma net loss for the second quarter of 2001 was $41.1 million, or $.16 per share (basic and diluted). This compares with pro forma net income of $61.1 million, or $.24 per share (diluted), for the same quarter in 2000. Loss per share for the quarter was based on 252.4 million weighted average shares outstanding (basic and diluted), compared to 253.9 million weighted average shares outstanding (diluted) in the second quarter of 2000.

Broadcom reports net income (loss) and diluted earnings (loss) per share on a pro forma basis, which excludes the effects of acquisition-related expenses, payroll taxes on certain stock option exercises, certain non-recurring charges and related income tax effects. Including these charges, substantially all of which were non-cash, net loss for the second quarter of 2001 was $436.4 million, or $1.73 per share (basic and diluted), compared with net income of $55.9 million, or $.22 per share (diluted), in the same quarter of 2000. Restructuring charges incurred during the quarter (and included in the pro forma adjustment) were $18.2 million, of which approximately $10 million represented non-cash charges.

For the six months ended June 30, 2001, net revenue was $521.4 million, an increase of 19% over the $436.8 million reported for the six months ended June 30, 2000. Pro forma net loss for the six months ended June 30, 2001 was $23.0 million, compared to pro forma net income of $106.0 million reported for the first six months of 2000. Pro forma loss per share was $.09 (basic and diluted), based on 251.0 million weighted shares outstanding, versus pro forma earnings of $.42 per share (diluted) on 253.3 million weighted average shares outstanding in 2000. Including the charges excluded in pro forma reporting, net loss for the six months ended June 30, 2001 was $793.2 million, or $3.16 per share (basic and diluted).

“During the quarter, we conducted extensive reviews of all of our lines of business. As a result we have consolidated many programs, particularly on the subscriber side of our business. This will allow us to more efficiently address customer requirements in our cable, phoneline and wireless lines of business,” said Dr. Henry T. Nicholas III, Broadcom’s President and CEO. “We have been able to remove redundancies throughout the company, in both engineering and non-engineering areas, resulting in the elimination of over 200 positions. We have also identified products and markets in which we want to increase our level of investment both with new hires and with people eliminated from lower priority programs.”

“Our second quarter results met the revised expectations that we communicated on June 6th. As we indicated then, we are continuing to see signs that business is stabilizing for the second half of the year,” Nicholas continued. “Having a diversified portfolio of products within the broadband communications sector should position us well as these markets begin to improve. The ability to continue to serve our existing markets as well as to introduce new products into emerging markets will be paramount to the re-acceleration of our growth.”

During the second quarter, Broadcom announced several significant relationships as well as new products.

In the direct broadcast satellite market, Broadcom introduced a new chipset, which was endorsed by Echostar, which increases satellite bandwidth by up to 50 percent. In the cable set-top market, Broadcom introduced a dual-channel MPEG-2 encoder chip, which Scientific-Atlanta (NYSE: SFA) has integrated into its line of “watch and record” cable set-top boxes. Also in the cable market, Microsoft Corp. (Nasdaq: MSFT) and Broadcom jointly announced that Broadcom has developed a third-party hardware reference platform that will enable digital video recording (DVR) and home networking capabilities in set-top boxes running on the Microsoft TV platform. Finally in the cable market, Broadcom and NDS Group plc (Nasdaq/Nasdaq Europe: NNDS) announced a collaboration on the development of next-generation set-top box technologies for emerging interactive TV applications.

In the cable modem area, Broadcom announced its sixth-generation cable modem chip, a high-performance broadband residential gateway, and the industry’s first pair of upstream and downstream advanced physical layer cable headend chips for DOCSIS/EuroDOCSIS cable networks.

For the wireless market, Broadcom introduced a high-performance, single-chip all-CMOS Bluetooth™ radio that integrates separate, previously developed, Bluetooth-compliant radio and baseband circuits into a single, high-speed chip.

In the enterprise networking area, Broadcom introduced its next generation StrataSwitch™ II chips, which enable differentiated services for voice, video and data IP networks, and also announced the world’s smallest and most cost-effective Gigabit Ethernet media access controller with an integrated transceiver.

Broadcom’s three new products in the optical area included the world’s first single-chip DWDM transport processor for 10 Gigabit optical networks, the world’s first single-chip 10 Gigabit Ethernet serial transceiver in standard CMOS and the world’s first 10 Gigabit Ethernet backplane transceiver.

Broadcom will conduct a conference call with analysts and investors to discuss its second quarter 2001 financial results and current financial prospects today at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time). The company will broadcast the conference over the Internet. To listen to the call, please visit the Investor Information section of the Broadcom Website at www.broadcom.com/investor or go to www.streetfusion.com. The Webcast will be recorded and available for replay until 5:00 p.m. Pacific Time on July 25, 2001.

About Broadcom

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Using proprietary technologies and advanced design methodologies, Broadcom designs, develops and supplies complete system-on-a-chip solutions and related applications for digital cable set-top boxes and cable modems, high-speed local, metropolitan and wide area and optical networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, digital subscriber lines (xDSL), wireless communications, SystemI/O™ server solutions and network processing. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release and the earnings conference call may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof, and are based upon the information available to us now. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the effectiveness of our expense and product cost control and reduction efforts; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in the foregoing markets; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the effectiveness of our expense and product cost control and reduction efforts; intellectual property disputes and customer indemnification claims; the availability and pricing of foundry and assembly capacity and raw materials; the risks inherent in our acquisitions of technologies and businesses, including the successful completion of technology and product development through volume production, integration issues and costs, and contractual, intellectual property and other issues; our ability to renegotiate or terminate on acceptable terms the product purchase and development agreements and performance-based warrants assumed in certain acquisitions; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom®, the pulse logo®, and SystemI/O™are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. All other trademarks mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2001	2000	2001	2000

Net revenue	$210,908	$245,177	$521,409	$436,768

Cost of revenue	113,930	102,299	261,273	181,137

Gross profit	96,978	142,878	260,136	255,631

Operating expense:

Research and development	115,861	48,922	224,595	91,488

Selling, general and administrative	38,680	22,223	77,501	39,728

Income (loss) from operations	(57,563)	71,733	(41,960)	124,415

Interest and other income, net	6,225	4,625	13,248	8,050

Income (loss) before income taxes	(51,338)	76,358	(28,712)	132,465

Provision (benefit) for income taxes	(10,267)	15,271	(5,742)	26,493

Pro forma net income (loss)	$(41,071)	$61,087	$(22,970)	$105,972

Pro forma basic earnings (loss) per share	$(.16)	$.28	$(.09)	$.50

Pro forma diluted earnings (loss) per share	$(.16)	$.24	$(.09)	$.42

Weighted average shares (basic)	252,399	214,605	251,044	212,911

Weighted average shares (diluted)	252,399	253,944	251,044	253,261

Pro Forma Only

The above pro forma statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation of earnings is not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may not be consistent with the presentation used by other companies. However, the Company believes this presentation of earnings provides its investors additional insight on its underlying operating results and the Company uses this presentation internally to evaluate its operating performance.

In reporting pro forma results for the first quarter of 2001 we had reported gross revenue before the reduction of the contra-revenue charge related to performance-based warrants. Beginning this quarter we are reporting pro forma revenue net of this contra-revenue amount. As a result, net revenue as reported for pro forma and GAAP purposes will be the same. This change has also been reflected in the reported results for the six-months ended June 30, 2001.

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Adjustments
(In thousands)

The following represents a reconciliation (unaudited) of pro forma net income (loss) to GAAP net income (loss). The amounts below are substantially non-cash and relate primarily to the Company’s acquisitions.

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2001	2000	2001	2000

Pro forma net income (loss)	$(41,071)	$61,087	$(22,970)	$105,972

Acquisition-related and other special charges:

Stock-based compensation	139,439	1,775	259,089	3,040

Payroll tax expense on option exercises	379	2,869	1,894	6,523

Amortization of goodwill	206,713	—	407,370	—

Amortization of purchased intangible assets	20,290	—	37,965	—

In-process research and development	—	—	109,710	—

Restructuring costs	18,235	—	18,235	—

Litigation settlement costs	—	—	3,000	—

Merger-related costs	—	1,844	—	4,745

Income tax effects	10,267	(1,298)	(66,987)	(2,862)

GAAP net income (loss)	$(436,394)	$55,897	$(793,246)	$94,526

BROADCOM CORPORATION
Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2001	2000	2001	2000

Net revenue	$210,908	$245,177	$521,409	$436,768

Cost of revenue (1)	132,564	102,520	295,516	181,597

Gross profit	78,344	142,657	225,893	255,171

Operating expense:

Research and development (2)(3)	116,072	50,633	225,604	95,405

Selling, general and administrative (2)(3)	38,820	23,198	78,224	41,949

Stock-based compensation (4)	134,221	1,737	249,974	2,965

Amortization of goodwill (4)	206,713	—	407,370	—

Amortization of purchased intangible assets (4)	6,902	—	12,999	—

In-process research and development (4)	—	—	109,710	—

Restructuring costs	18,235	—	18,235	—

Litigation settlement costs	—	—	3,000	—

Merger-related costs	—	1,844	—	4,745

Income (loss) from operations	(442,619)	65,245	(879,223)	110,107

Interest and other income, net	6,225	4,625	13,248	8,050

Income (loss) before income taxes	(436,394)	69,870	(865,975)	118,157

Provision (benefit) for income taxes	—	13,973	(72,729)	23,631

Net income (loss)	$(436,394)	$55,897	$(793,246)	$94,526

Basic earnings (loss) per share	$(1.73)	$.26	$(3.16)	$.44

Diluted earnings (loss) per share	$(1.73)	$.22	$(3.16)	$.37

Weighted average shares (basic)	252,399	214,605	251,044	212,911

Weighted average shares (diluted)	252,399	253,944	251,044	253,261

Notes:

(1) Cost of revenue includes the following:

Stock-based compensation	$5,218	$38	$9,115	$75

Amortization of purchased intangibles assets	13,388	—	24,966	—

Payroll tax expense on certain stock option exercises	28	183	162	385

	$18,634	$221	$34,243	$460

(2) Stock-based compensation expense is excluded from the following:

Research and development	$86,333	$1,312	$163,813	$2,153

Selling, general and administrative	47,888	425	86,161	812

	$134,221	$1,737	$249,974	$2,965

Amortization of purchased intangible assets is excluded from the following:

Research and development	$6,680	$—	$12,566	$—

Selling, general and administrative	222	—	433	—

	$6,902	$—	$12,999	$—

(3) Employer payroll tax expense on certain stock option exercises is included in the following:

Research and development	$211	$1,711	$1,009	$3,917

Selling, general and administrative	140	975	723	2,221

	$351	$2,686	$1,732	$6,138

(4) Represents non-cash acquisition-related expenses charged to operations

BROADCOM CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,
	2001	December 31,
	(Unaudited)	2000

ASSETS

Current assets:

Cash and cash equivalents	$481,073	$523,904

Short-term investments	43,275	77,682

Accounts receivable, net	73,918	172,314

Inventory	51,455	52,137

Deferred taxes	38,511	10,397

Other current assets	37,832	39,220

Total current assets	726,064	875,654

Property and equipment, net	158,260	132,870

Long-term investments	141,003	1,984

Deferred taxes	256,225	351,937

Goodwill and purchased intangible assets, net	3,778,792	3,260,464

Other assets	54,499	54,913

Total assets	$5,114,843	$4,677,822

LIABILITIES AND SHAREHOLDERS’ EQUITY Current liabilities:

Trade accounts payable	$73,567	$78,163

Wages and related benefits	38,537	34,720

Accrued liabilities	148,091	66,030

Current portion of long-term debt	52,325	23,649

Total current liabilities	312,520	202,562

Long-term debt, less current portion	63,172	—

Shareholders’ equity	4,739,151	4,475,260

Total liabilities and shareholders’ equity	$5,114,843	$4,677,822